UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2015

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2014, Lee E. Mikles, at the time an independent director and Chair of the Audit Committee of the Board of Directors of Pendrell Corporation (the "Company"), was appointed as the Company’s Interim President and Chief Executive Officer. As a result, the Company’s Audit Committee was no longer comprised solely of independent directors, as required by Listing Rule 5605(c)(2) (the "Rule") of The NASDAQ Stock Market LLC ("NASDAQ"). The Company regained compliance with the Rule by accepting Mr. Mikles’ resignation from the Audit Committee and appointing independent director Nicolas Kauser to the Audit Committee. During the period of non-compliance, there were no meetings of the Audit Committee, nor any actions taken by the Audit Committee.

On January 6, 2015, the Company received written notice from the Listing Qualifications Department of NASDAQ identifying the Company’s temporary non-compliance with the Rule, recognizing that the Company regained compliance as described above, and confirming that upon the filing of this report, the matter is closed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

January 7, 2015	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary